Exhibit 99.2

News Release

Contacts:	American Vanguard Corporation	DuPont
	William Kuser	Gregg M. Schmidt
	949-221-6119	302-999-3330 office
	williamk@amvac-chemical.com	302-598-6286 cell
gregg.m.schmidt@dupont.com

AMVAC Acquires Global Bromacil Herbicide Business Assets from DuPont Crop Protection

NEWPORT BEACH, Calif., and WILMINGTON, Del., April 29, 2015 – American Vanguard Corporation and DuPont Crop Protection today announced that AMVAC C.V., the Netherlands-based international subsidiary of American Vanguard, has acquired the DuPont global Bromacil herbicide business assets. Financial terms of the agreement were not disclosed.

The assets divested include the Bromacil Hyvar® and Krovar® trademarks, product registrations, product registration data, customer information, access to certain know-how, technical registrations and associated registration data outside of North America.

Bromacil is a broad spectrum residual herbicide used on crops such as pineapples, citrus, agave and asparagus, and is marketed globally under the Hyvar® and Krovar® brands. Bromacil herbicides remain important weed control tools and are used in countries such as; Japan, Thailand, Mexico, Cost Rica and Brazil.

Eric Wintemute, chairman & CEO of American Vanguard commented: “This product line acquisition represents an important addition to our existing herbicide portfolio. These proven weed management products will strengthen our competitive position in serving many profitable niche crop markets. Along with other initiatives that we are pursuing, acquiring these Bromacil herbicide assets will significantly enhance our international expansion initiative. We have a history of excellent working relationships with DuPont and are delighted to be carrying this successful product forward.”

“This agreement is another step in the execution of our DuPont Crop Protection business growth strategy,” said Rik Miller, president, DuPont Crop Protection. “The agreement further enhances our focus on innovative new offerings that drive profitable growth both today and over the long term.”

American Vanguard Corporation (NYSE:AVD) is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® & Russell 3000® Indexes and the Standard & Poors Small Cap 600 Index. To learn more about American Vanguard, please reference the company’s web site at www.american-vanguard.com.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

American Vanguard Forward-Looking Statements: In its public commentary, the Company may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

DuPont Forward-Looking Statements: This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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